EXHIBIT 99.1
Gran Tierra Completes Closing of Financing
Wednesday July 5, 2:00 am ET

CALGARY, Alberta, July 5 / PRNewswire-FirstCall / -- Gran Tierra Energy Inc. (OTC Bulletin Board: GTRE.OB - News) today announced that the Company has completed a second and final closing of its private placement financing, through which the Company raised a total of $75 million. An additional $10 million was raised from the sale of Gran Tierra's common stock and warrants on the same terms as the initial $65 million raised in the first closing of the private placement financing announced on June 21, 2006. Canaccord Capital Corporation and Sanders Morris Harris acted as Placement Agents for the additional financing.

The supplemental private placement of securities provided total proceeds of $9,995,924 from the sale of 6,663,949 units, each unit consisting of one common share plus a warrant to purchase one-half share. Proceeds from all closings totaled $75,000,000 from the sale of 50,000,000 units. The proceeds have been used for two acquisitions in Colombia and Argentina, and are earmarked for a third acquisition in addition to drilling and work programs. Gran Tierra intends to supplement its private placement financing with a committed debt facility of $25 million.

About Gran Tierra Energy, Inc.

Gran Tierra Energy, Inc. is an international oil and gas exploration and production company, headquartered in Calgary, Canada, incorporated and traded in the United States and operating in South America. The Company now holds interests in producing and prospective properties in Argentina, Colombia and Peru. To date, the Company has pursued a strategy that focuses on establishing a portfolio of producing properties, development and exploration opportunities, through selective acquisitions, to provide a base for future growth.

Gran Tierra is advancing a multi-well work program for 2006/early-2007 and expects to continue its strategy of moving aggressively and sensibly to build a diverse, self-sustaining and active international oil and gas company. Additional information concerning Gran Tierra is available at www.grantierra.com. Investor inquiries may be directed to info@grantierra.com or 1-800-916-GTRE (4873).

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, including without limitation those statements regarding the Company's ability to exploit oil and gas exploration opportunities. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. Although the forward-looking statements in this release reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements including, but not limited to, our ability to complete each of the potential acquisitions discussed above on anticipated terms and in a timely manner, including the completion of financing relating thereto on satisfactory terms, our ability to discover reserves that may be extracted on a commercially viable basis, difficulties inherent in estimating oil and gas reserves, intense competition in the oil and gas industry, environmental risks, regulatory changes and general economic conditions including the price of oil and gas. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in the our reports filed with the Securities and Exchange Commission, including those risks set forth in the Company's Current Report on Form 8-K filed on November 10, 2005, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. We undertake no obligation to update these forward-looking statements.